EXHIBIT 10.14
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                     AMENDMENT TO DEFERRED COMPENSATION PLAN
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     The  Deferred  Compensation  Plan  adopted  by  Pentastar  Services,  Inc., predecessor to Dollar Thrifty Automotive Group, Inc. on December 28, 1994 (the "PLAN") is hereby amended as of September 29, 1998 as follows:

     1. Section 1.6 of the Plan is hereby deleted in its entirety and replaced with the following:

          "1.6  "Change in Control" means:

          (a) The Employer is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Employer immediately prior to such transaction;

          (b) The Employer sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Employer immediately prior to such sale or transfer;

          (c) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Voting Stock then outstanding after giving effect to such acquisition;


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          (d) The Employer files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Employer has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

          (e) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election or nomination for election by the Employer's shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Employer in which such person is named as a nominee for Director, without objection to such nomination) shall be deemed to be or have been a member of the Incumbent Board.

          Notwithstanding the foregoing provisions of Section 1.6(c) or (d), unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Section 1.6(c) or (d) solely because (A) the Employer, (B) a Subsidiary, or (C) any Employer-sponsored employee stock ownership plan or any other employee benefit plan of the Employer or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 35% or otherwise, or because the Employer reports that a change in control of the Employer has occurred or will occur in the future by reason of such beneficial ownership."

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     2.   The following Sections shall be added to Article 1 of the Plan:

          "1.27 "Board" or "Board of Directors" shall mean the Board of Directors of the Employer.

          1.28 "Director" shall mean any member of the Board.

          1.29 "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

          1.30 "Subsidiary" or "Subsidiaries" shall mean a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Employer."

     3. All references in the Plan to the term "Change of Control" shall be deleted in their entirety and replaced with "Change in Control."



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